Exhibit 23.3

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in this Post-Effective Amendment No.1 to the Registration Statement on Form S-8 (No. 333-257482) of AtaiBeckley Inc. of our report dated August 13, 2025 relating to the financial statements of Beckley Psytech Limited, which appears in ATAI Life Sciences N.V.’s Current Report on Form 8-K dated September 29, 2025.

/s/ PricewaterhouseCoopers LLP
Reading, United Kingdom
December 30, 2025